Exhibit 10.3

Membership Interest Purchase Agreement

This Membership Interest Purchase Agreement (this “Agreement”) is entered into effective June 1, 2020 by XsunX, Inc., a Colorado corporation (“Buyer”), and Innovest Global, Inc., a Nevada corporation (“Seller”).

Recitals

A.         Seller is the sole owner of StemVax, LLC, a California limited liability company (“StemVax”).

B.         Buyer desires to purchase Seller’s membership interest in StemVax, and Seller desires to sell to Buyer its interest in StemVax.

Seller and Buyer (together, the “Parties”) agree as follows:

1         Sale and Purchase of Interest

1.1         Sale of Interest. On the Effective Date (as defined below), Buyer shall sell and transfer all of its membership interest in StemVax (the “Interest”) to Buyer free and clear of all liens, encumbrances, charges and assessments of every nature.

1.2         Payment of Purchase Price. On the Effective Date, Buyer shall issue to Seller 7.5 million shares of Buyer’s common stock, no par value per share (the “Shares”).

2         Representations and Covenants of Seller

2.1         The Interests. Other than the Interests, StemVax has not issued any other membership interest or other securities (“Securities”). StemVax has not issued and there is not outstanding any option, warrant or convertible securities or other right to purchase or convert any obligation into Securities, and StemVax has not agreed to issue or sell any additional Securities. The Interests are free and clear of all liens, encumbrances, charges and assessments of every nature. No person or entity has any right to acquire the Interests.

2.2         Financial Statements. Seller has delivered to Buyer the following financial statements relating to StemVax (the “StemVax Financial Statements”): (i) the balance sheet as of December 31, 2019, and (ii) the statement of income for the year ended December 31, 2019. Except as stated therein or in the notes thereto, the StemVax Financial Statements: (a) present fairly the financial position of StemVax as of the respective dates thereof and the results of operations and changes in financial position of StemVax for the periods covered thereby; and (b) have been prepared in accordance with StemVax’s normal business practices applied on a consistent basis throughout the periods covered.

2.3         Absence of Changes. Since December 31, 2019, there has not been any material adverse change in the business, condition, assets, operations or prospects of StemVax and no event has occurred or, to Seller’s knowledge, is expected to occur after the Closing that might have a material adverse effect on the business, condition, assets, operations or prospects of StemVax.

2.4         Intellectual Property. The exclusive license agreement dated as of July 23, 2018 between StemVax and Cedars-Sinai Medical Center regarding United States Patent 9,764,014 is in full force and effect and has not been amended or modified.

2.5         Authority; No Conflict. The board of directors of Seller has authorized the execution, delivery and performance of this Agreement by Seller. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which Seller or any of its subsidiaries is a party or to which it or any of its assets, operations or subsidiaries are subject.

2.6         Accuracy of Information. The diligence information provided by Seller to Buyer relating to StemVax and the Interests is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the Effective Date.

2.7         Securities Matters. Seller understands that the sale of the Shares is intended to be exempt from registration under Section 4(a)(2) of the Securities Act, and Seller represents and warrants that Seller has been advised that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

2.8         Further Actions. After the Effective Date, Seller agrees to take all actions reasonably necessary to effectuate the transactions contemplated by this Agreement.

3         Representations and Covenants of Buyer

3.1         The Shares. Buyer has the power and authority to issue the Shares to Seller. The Shares when issued to Seller in accordance with this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

3.2         Financial Statements. Buyer has delivered to Seller the following financial statements relating to Buyer prior to the Closing (the “Buyer Financial Statements”): (i) the audited balance sheet of Buyer as of September 30, 2019 and 2018 and the unaudited balance sheet of Buyer as of March 31, 2020, and (ii) the audited statements of income for the years ended September 30, 2019 and 2018 and the unaudited statements of income for the period ended March 31, 2020. Except as stated therein or in the notes thereto, the Buyer Financial Statements: (a) present fairly the financial position of Buyer as of the respective dates thereof and the results of operations and changes in financial position of Buyer for the respective periods covered thereby; and (b) have been prepared in accordance with Buyer’s normal business practices applied on a consistent basis throughout the periods covered.

3.3         SEC Documents. Buyer has made available to Seller a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed or furnished by Buyer with the SEC since January 1, 2019 (the “SEC Documents”). As of their respective dates, the SEC Documents (other than preliminary materials) complied in all material respects with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents, at the time of filing with the SEC or being furnished to the SEC (or effectiveness in the case of registration statements), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Documents filed or furnished and publicly available prior to the date of this Agreement.

3.4         Absence of Changes. Except as otherwise disclosed in the SEC Documents, since September 30, 2019, there has not been any material adverse change in the business, condition, assets, operations or prospects of Buyer and no event has occurred or, to Buyer’s knowledge, is expected to occur after the Closing that might have a material adverse effect on the business, condition, assets, operations or prospects of Buyer.

3.5 Authority; No Conflict. The board of directors of Buyer has authorized the execution, delivery and performance of this Agreement by Buyer and has authorized and approved the issuance of the Shares. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which Buyer or any of its subsidiaries is a party or to which it or any of its assets, operations or subsidiaries are subject.

3.6         Accuracy of Information. The diligence information provided by Buyer to Seller relating to Buyer is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the Effective Date.

3.7         Securities Matters. Buyer understands that the sale of the Interests is intended to be exempt from registration under Section 4(a)(1) of the Securities Act, and Buyer represents and warrants that Buyer has been advised that the Interests have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.

3.8         Further Actions. After the Effective Date, Buyer agrees to take all actions reasonably necessary to effectuate the transactions contemplated by this Agreement.

4         Indemnification

4.1          By Buyer. Buyer agrees to indemnify, defend and hold harmless Seller against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages, including interest, penalties and reasonable attorneys’ fees and costs (“Losses”) incurred by Seller, arising, resulting from or relating to any breach of, or failure by, Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement.

4.2         By Seller. Seller agrees to indemnify, defend and hold harmless Seller against any and all Losses incurred by Buyer, arising, resulting from or relating to any breach of, or failure by, Seller to perform, any of its representations, warranties, covenants or agreements in this Agreement.

5         Closing

The closing of the sale of the Interest from Seller to Buyer (the “Closing”) will occur on a date mutually agreed to by Seller and Buyer (the “Effective Date”). The Closing is contingent upon Buyer having effectuated a 1-for-1,000 reverse split of its common stock and having authorized and unissued Shares (the number of Shares is expressed post-reverse split) and the representations and covenants of Seller and Buyer remaining true and accurate on the Effective Date.

6         Miscellaneous

6.1         Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all other agreements, whether oral or written, with respect to the subject matter of this Agreement. This Agreement may be modified or amended only by a written agreement signed by the Parties against whom the amendment is sought to be enforced.

6.2         Governing Law. This Agreement will be governed by the laws of Ohio without giving effect to applicable conflict of law provisions. With respect to any litigation arising out of or relating to this Agreement, each party agrees that it will be filed in and heard by the state or federal courts with jurisdiction to hear such suits located in Geauga County, Ohio.

6.3         Assignment. Except in the case of an affiliate of the Buyer, this Agreement may not be assignable by either Party without prior written consent of the other Party.

6.4         Counterparts. This Agreement may be executed in any number of counterparts, including electronically, each of which counterparts will be deemed to be an original, and such counterparts will constitute but one and the same instrument.

< Signatures on Next Page >

In witness whereof, the Parties have singed this Agreement as of the Effective Date.

“Seller”	“Buyer”
Innovest Global, Inc.	XsunX, Inc.

/s/ Daniel G. Martin	/s/ Daniel G. Martin
By Daniel G. Martin	By Daniel G. Martin
Chief Executive Officer	Chief Executive Officer

5